EXHIBIT 2

JOINDER AGREEMENT

March 19, 2008

Deerfield Capital Corp.

6250 North River Road

9th Floor

Rosemont, Illinois 60018

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of December 21, 2007 (the “Agreement”), with Deerfield Capital Corp. (fka Deerfield Triarc Capital Corp.) (the “Company”). Capitalized terms used and not otherwise defined herein are used herein as defined in the Agreement.

The undersigned (“Transferee”) hereby: (i) acknowledges receipt of a copy of the Agreement; (ii) notifies the Company that, in the event of a distribution by Traric Companies, Inc. of all of its shares of Common Stock, Transferee expects to acquire from Triarc Companies, Inc. approximately 1,718,609 shares of Common Stock (the “Transferred Securities”) and an assignment of such transferor’s rights under the Agreement with respect and to the Transferred Securities, and the Transferee will assume from such transferor the liability for any and all obligations under the Agreement arising after the date of transfer related to the Transferred Securities; (iii) advises the Company that, immediately after such transfer the further disposition of the Transferred Securities will be restricted under the Securities Act or subject to volume or manner of sale limitations under Rule 144; and (iv) agrees to be bound by all terms of the Agreement with respect to the Transferred Securities applicable to a Holder of such Transferred Securities as if the Transferee was an original signatory to the Agreement.

Notices to the Transferee for purposes of the Agreement may be addressed to: c/o Trian Fund Management, L.P., 280 Park Avenue, New York, New York 10017 Attn: Stuart I. Rosen, Fax: (212) 451-3134.

This document shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

[signature page follows]

               In witness whereof, the undersigned has executed this Agreement as of the date first above written.

/s/ Nelson Peltz

Nelson Peltz

cc: Triarc Companies, Inc.

[Signature Page to Joinder Agreement]